EXHIBIT 99.1

NetSol Technologies Reports Fiscal 2012 First-Quarter Financial Results

Company Announces Share Repurchase Program of Up to 2.5 Million Shares

CALABASAS, Calif., Nov. 8, 2011 (GLOBE NEWSWIRE) -- NetSol Technologies, Inc. (Nasdaq:NTWK), a worldwide provider of global IT and enterprise application solutions, today reported financial results for its fiscal 2012 first quarter ended September 30, 2011. The company also announced a share repurchase program of up to 2.5 million shares over a period of six months.

Total revenue was $6.2 million for the first quarter of fiscal 2012, compared with $8.4 million for the same period last year, primarily reflecting a more prolonged sales cycle amid global economic challenges.

License revenue totaled $1.1 million for the fiscal 2012 first quarter, versus $3.5 million for the fiscal 2011 first quarter. Maintenance revenue increased to $2.0 million, from $1.7 million in the prior year period. Services revenue was $3.1 million, compared with $3.3 million for the first quarter of fiscal 2011.

"Macroeconomic uncertainty continued to delay contracts, which affected licensing revenues in the first quarter," said Najeeb Ghauri, chairman and CEO of NetSol. "However, our pipeline remains robust, and a number of new initiatives, including the marketing of smartOCI in the United States and Europe, along with the introduction of our LeasePak-SaaS cloud-based product, are promising additional revenue streams for NetSol."

Operating expenses for the fiscal 2012 first quarter were $3.0 million, compared with $3.2 million for the fiscal 2011 first quarter.

Operating loss for the first quarter of fiscal 2012 was $826,000, compared with operating income of $2.0 million in the first quarter of fiscal 2011.

Net loss for the first quarter of fiscal 2012 was $1.5 million, or $0.03 per share, compared with net income of $1.6 million, or $0.04 per diluted share, in the first quarter of fiscal 2011.

At September 30, 2011, cash, cash equivalents and marketable securities balance (including restricted cash) amounted to $5.8 million. Total number of shares outstanding as of September 30, 2011 was 56.1 million.

Following is a breakdown of recent growth initiatives:

North America

  Established an e-commerce division, Vroozi Inc., which provides a dedicated sales and delivery channel for NetSol's smartOCI product line. Signed several new customers, including a Fortune 500 aerospace defense contractor and one of the leading chipmakers to implement the software;

  Began dedicated marketing of LeasePak-SaaS, a cloud-delivered leasing and finance solution, which operates under a recurring revenue model;

Asia Pacific

  Augmented Bangkok and China staff with 10 additional employees to support recent contract wins and to advance the company's regional realignment efforts;

  Successfully implemented NFS for a large European auto finance captive in India from the Bangkok office;

  Completed the formation of NetSol's wholly owned foreign subsidiary in China to develop regional business;

  Expanded services in Australia with the introduction of NetSol Innovation services;

Europe

  Acquired United Kingdom-based Virtual Lease Services, Ltd., together with Investec Asset Finance Plc., broadening NetSol's suite of services to include the asset finance and leasing business process outsourcing industry;

  Expanded marketing of smartOCI throughout Europe with a visible and robust pipeline;

Latin America

  Began initial marketing efforts for the company's NFS solution in Brazil together with joint venture partner Brazilinvest Group.

Share Repurchase Program

NetSol also announced today that its Board of Directors has approved a program authorizing the repurchase of up to 2.5 million shares of the company's common stock over a period of up to six months.

"The decision to implement a stock repurchase plan reflects our continued confidence in NetSol and our belief that the stock price is significantly undervalued given the strength of our pipeline and long-term growth prospects," Ghauri said. "I strongly believe in the power of NetSol's products and the ability of our team to execute across each of our business initiatives, which is reflected by insiders' recent purchases of shares."

Under the stock repurchase program, the company is authorized to repurchase its issued and outstanding common shares from time to time in open-market and privately negotiated transactions and block trades in accordance with federal securities laws, including Rule 10b-18 promulgated under the Securities Exchange Act of 1934 as amended.

The number of shares repurchased by the company will depend entirely upon the levels of cash available, the attractiveness of alternate investment and business opportunities either at hand or on the horizon, and Management's perception of value relative to market price, as well as other legal and regulatory requirements. The repurchase program does not obligate NetSol to repurchase any dollar amount or number of shares of common stock.

Financial Outlook

NetSol expects sequential revenue growth of 15 to 20 percent between the first and second quarter of fiscal 2012. The company also anticipates improvement in its bottom line for the second quarter and providing quarterly guidance once the global economic environment improves.  Historically, the second half of NetSol's fiscal year is stronger than the first half.

Conference Call and Webcast Information

NetSol will host a conference call today, at 9 a.m. EST to review its financial results. To participate in the conference call, please dial (800) 762-8795 (domestic) or (480) 629-9644 (international), password: 4485811.The call is also available through a live, listen-only audio webcast at www.netsoltech.com in the investor relations section. For those who are unable to listen to the live webcast, the call will be archived for 90 days.

Additionally, a telephone playback of the conference call will also be available until 11:59 p.m. EST, Tuesday, November 15, 2011. Listeners should call (800) 406-7325 (domestic) or (303) 590-3030 (international) and use reservation: 4485811.

About NetSol Technologies

NetSol Technologies, Inc. (www.netsoltech.com) is a worldwide provider of global IT and enterprise application solutions that include credit and finance portfolio management systems, SAP consulting and services, custom development, systems integration, and technical services for the global Financial, Leasing, Insurance, Energy, and Technology markets. Headquartered in Calabasas, Calif., NetSol's product and services offerings have achieved ISO 9001, ISO 20000, ISO 27001, and SEI (Software Engineering Institute) CMMI (Capability Maturity Model) Maturity Level 5 assessments, a distinction shared by only 178 companies worldwide. The company's clients include Fortune 500 manufacturers, global automakers, financial institutions, utilities, technology providers, and government agencies. NetSol has delivery and support locations in San Francisco, London, Beijing, Bangkok, Lahore, Adelaide and Riyadh.

The NetSol Technologies, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9832

Investors can receive news releases and invitations to special events by accessing our online signup form at http://bit.ly/NetSol_Investor_Signup_Form.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company's products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "expects," "anticipates," variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

(Tables Follow)

NetSol Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	As of September 30,	As of June 30,
ASSETS	2011	2011
Current assets:
Cash and cash equivalents	$ 3,123,686	$ 4,172,802
Restricted Cash	2,700,000	5,700,000
Accounts receivable, net	13,864,226	15,062,503
Revenues in excess of billings	7,038,291	7,601,230
Other current assets	2,081,864	2,053,904
Total current assets	28,808,066	34,590,439
Property and equipment, net	16,469,748	16,014,461
Intangibles:
Product licenses, renewals, enhancements, copyrights, trademarks, and tradenames, net	26,364,728	25,437,479
Customer lists, net	147,067	164,715
Goodwill	9,439,285	9,439,285
Total intangibles	35,951,080	35,041,480
Total assets	$ 81,228,895	$ 85,646,380

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 4,069,230	$ 4,730,027
Current portion of loans and obligations under capitalized leases	4,092,747	7,062,535
Other payables - acquisitions	103,226	103,226
Unearned revenues	2,475,387	2,653,460
Convertible notes payable , current portion	--	2,745,524
Loans payable, bank	2,269,632	2,319,378
Common stock to be issued	206,625	400,700
Total current liabilities	13,216,848	20,014,850
Obligations under capitalized leases, less current maturities	257,711	285,472
Convertible notes payable less current maturities	3,587,464	--
Long term loans; less current maturities	425,556	434,884
Total liabilities	17,487,579	20,735,206
Commitments and contingencies
Stockholders' equity:
Common stock, $.001 par value; 95,000,000 shares authorized; 56,076,355 & 55,531,855 issued and outstanding as of September 30, 2011 and June 30, 2011	56,077	55,532
Additional paid-in-capital	98,844,487	97,886,492
Treasury stock	(396,008)	(396,008)
Accumulated deficit	(35,589,651)	(34,130,944)
Stock subscription receivable	(2,031,210)	(2,198,460)
Other comprehensive loss	(9,362,762)	(8,805,922)
Total NetSol shareholders' equity	51,520,932	52,410,690
Non-controlling interest	12,220,383	12,500,484
Total stockholders' equity	63,741,315	64,911,174
Total liabilities and stockholders' equity	$ 81,228,895	$ 85,646,380

NetSol Technologies, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations

	For the Three Months
	Ended September 30,
	2011	2010
Net Revenues:
License fees	$ 1,075,850	$ 3,477,793
Maintenance fees	2,037,206	1,669,919
Services	3,115,651	3,255,360
Total revenues	6,228,708	8,403,071
Cost of revenues:
Salaries and consultants	2,383,411	1,986,888
Travel	285,673	231,612
Repairs and maintenance	74,194	57,058
Insurance	35,868	30,992
Depreciation and amortization	789,105	630,941
Other	516,409	243,138
Total cost of revenues	4,084,660	3,180,629
Gross profit	2,144,048	5,222,442
Operating expenses:
Selling and marketing	700,281	483,970
Depreciation and amortization	191,674	266,443
Bad debt expense	192,250	254,632
Salaries and wages	806,564	920,264
Professional services, including non-cash compensation	186,749	139,085
General and administrative	892,972	1,132,519
Total operating expenses	2,970,490	3,196,913
Income (loss) from operations	(826,442)	2,025,530
Other income and (expenses)
Loss on sale of assets	(1,641)	(14,794)
Interest expense	(260,207)	(315,644)
Interest income	32,805	84,461
Gain (loss) on foreign currency exchange transactions	(120,906)	1,073,894
Share of net loss from equity investment	(100,000)	(70,438)
Beneficial conversion feature	(12,806)	(177,411)
Other expense	(7,718)	(55,554)
Total other income (expenses)	(470,474)	524,515
Net income (loss) before income taxes	(1,296,916)	2,550,045
Income taxes	(24,534)	(8,556)
Net income (loss) after tax	(1,321,450)	2,541,489
Non-controlling interest	(137,258)	(974,508)
Net income (loss) attributable to NetSol	(1,458,707)	1,566,980

Other comprehensive loss:
Translation adjustment	(974,199)	(475,902)
Comprehensive income (loss)	(2,432,907)	1,091,078
Comprehensive loss attributable to non controlling interest	(417,360)	(206,888)
Comprehensive income (loss) attributable to NetSol	$ (2,015,547)	$ 1,297,966

Net income (loss) per share:
Basic	$ (0.03)	$ 0.04
Diluted	$ (0.03)	$ 0.04
Weighted average number of shares outstanding
Basic	55,883,268	39,544,096
Diluted	55,883,268	43,251,519

Amounts attributable to NetSol common shareholders
Net income (loss)	$ (1,458,707)	$ 1,566,980

NetSol Technologies, Inc. and Subsidiaries
Condensed Statement of Cash Flows

	For the Three Months
	Ended September 30,
	2011	2010
Cash flows from operating activities:
Net (loss) income	$ (1,321,451)	$ 2,541,489
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	980,778	897,383
Provision for bad debts	192,250	254,632
Share of net loss from investment under equity method	100,000	70,438
Loss on sale of assets	1,641	14,794
Stock issued for interest on notes payable	--	14,419
Stock issued for services	118,300	383,950
Fair market value of warrants and stock options granted	59,852	53,594
Beneficial conversion feature	21,583	177,411
Changes in operating assets and liabilities:
Increase/ decrease in accounts receivable	1,658,236	(2,708,406)
Increase/ decrease in other current assets	169,558	(1,453,577)
Increase/ decrease in accounts payable and accrued expenses	(1,096,849)	(359,946)
Net cash provided by (used in) operating activities	883,900	(113,820)
Cash flows from investing activities:
Purchases of property and equipment	(1,427,884)	(682,676)
Sales of property and equipment	2,591	4,550
Purchase of non-controlling interest in subsidiary	--	(180,000)
Short-term investments held for sale	--	(254,632)
Investment under equity method	(100,000)	--
Increase in intangible assets	(1,768,681)	(1,574,143)
Net cash used in investing activities	(3,293,974)	(2,686,900)
Cash flows from financing activities:
Proceeds from sale of common stock	--	2,021,139
Proceeds from the exercise of stock options and warrants	140,000	186,875
Proceeds from convertible notes payable	4,000,000	--
Payments on convertible notes payable	(2,758,330)	--
Restricted cash	3,000,000	--
Bank overdraft	40,201	90,944
Proceeds from bank loans	1,731,634	1,064,554
Payments on bank loans	141,852	(45,427)
Payments on capital lease obligations & loans - net	(4,885,224)	(2,365,852)
Net cash provided by financing activities	1,410,133	952,233
Effect of exchange rate changes in cash	(49,174)	(72,246)
Net increase in cash and cash equivalents	(1,049,115)	(1,920,733)
Cash and cash equivalents, beginning of year	4,172,802	4,075,546
Cash and cash equivalents, end of year	$ 3,123,686	$ 2,154,813

NetSol Technologies, Inc. and Subsidiaries
Reconciliation to GAAP

	Three Months	Three Months
	Ended	Ended
	September 30, 2011	September 30, 2010

Net Income (loss) before preferred dividend, per GAAP	$ (1,458,708)	$ 1,566,980
Income Taxes	24,534	8,556
Depreciation and amortization	980,779	897,384
Interest expense	251,430	315,644
Interest (income)	(32,805)	(84,461)
EBITDA	$ (234,769)	$ 2,704,103

Weighted Average number of shares outstanding
Basic	55,883,268	39,544,096
Diluted	55,883,268	43,251,519

Basic EBITDA	$ (0.004)	$ 0.07
Diluted EBITDA	$ (0.004)	$ 0.06

CONTACT: PondelWilkinson Inc.
Evan Pondel (310) 279-5973
investors@netsoltech.com